ISDA®
International Swaps and Derivatives Association, Inc.

NOVATION AGREEMENT

dated as of April 27, 2007 among:

Lehman Brothers Special Financing Inc. (the “Remaining Party”),

Countrywide Home Loans, Inc. (the “Transferor”)

AND

The Bank of New York, not in its individual capacity, but solely as Swap Contract Administrator (the “Swap Contract Administrator”) for CWABS Asset-Backed Certificates Trust 2007-BC2, Asset-Backed Certificates, Series 2007-BC2, pursuant to a Swap Contract Administration Agreement dated as of April 27, 2007, among the Swap Contract Administrator, The Bank of New York, not in its individual or corporate capacity but solely as Trustee under the Pooling and Servicing Agreement referred to below (in such capacity, the “Trustee”), and the Transferor (the “Swap Contract Administration Agreement”) (the “Transferee”)

The Transferor and the Remaining Party have entered into one or more Transactions (each an “Old Transaction”), each evidenced by a Confirmation (an “Old Confirmation”) attached hereto as Exhibit I, subject to a 1992 ISDA Master Agreement (as defined below) dated as of June 6, 1996 (the “Old Agreement”).

The Remaining Party and the Transferee have entered into an ISDA Master Agreement dated as of April 27, 2007 (the “New Agreement”).

With effect from and including April 27, 2007 (the “Novation Date”), the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of each Old Transaction, with the effect that the Remaining Party and the Transferee enter into a new transaction (each a “New Transaction”) between them having terms identical to those of each Old Transaction, as more particularly described below, but with the modifications provided for herein.

The Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Transactions.

The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transactions.

Accordingly, the parties agree as follows: ---

1. Definitions.

Terms defined in the ISDA Master Agreement (Multicurrency-Cross Border) as published in 1992 by the International Swaps and Derivatives Association, Inc., (the “1992 ISDA Master Agreement”) are used herein as so defined, unless otherwise provided herein.

2. Transfer, Release, Discharge and Undertakings.

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a)   the Remaining Party and the Transferor are each released and discharged from further obligations to each other with respect to each Old Transaction and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date, and all such payments and obligations shall be paid or performed by the Remaining Party or the Transferor in accordance with the terms of the Old Transactions; provided further, for the avoidance of doubt, the Transferee shall not be liable with respect to payments or other obligations due and payable or due to be performed under the Old Transactions on or prior to the Novation Date;

(b)   in respect of each New Transaction, the Transferee and the Remaining Party each undertakes liabilities and obligations towards the other and acquires rights against each other identical in their terms to each corresponding Old Transaction (and, for the avoidance of doubt, as if the Transferee were the Transferor and with the Remaining Party remaining the Remaining Party, save for any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date);

(c)   each New Transaction shall be governed by and form part of the New Agreement and the relevant Old Confirmation (which, in conjunction and as deemed modified to be consistent with this Novation Agreement,, shall be deemed to be a Confirmation between the Remaining Party and the Transferee); and

(d)    it is expressly understood and agreed by the Assignor and Remaining Party as follows: (a) The Bank of New York (“BNY”) is entering into this Novation Agreement solely in its capacity as Swap Contract Administrator under the Swap Contract Administration Agreement; and (b) in no case shall BNY (or any person acting as successor Swap Contract Administrator under the Swap Contract Administration Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Assignee under the terms of the Assigned Transaction, all such liability, if any, being expressly waived by Assignor and Remaining Party and any person claiming by, through or under either such party, and (c) The Transferor agrees to indemnify and hold harmless the Swap Contract Administrator with respect to any and all claims under the Old Transaction.

3. Representations and Warranties.

(a)        On the date of this Novation Agreement and on the Novation Date:

(i)   Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the 1992 ISDA Master Agreement with references in such Section to “this Agreement” or “any Credit Support Document” being deemed references to this Novation Agreement alone.

(ii)   The Remaining Party and the Transferor each makes to the other and the Remaining Party and the Transferee each makes to the other the representation set forth in Section 3(b) of the 1992 ISDA Master Agreement, in the former case with respect to the Old Agreement, and in the latter case with respect to the New Agreement and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)   Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that:

(A) as of the date hereof, no other party has any interest or obligation in or under the Old Agreement or in respect of any Old Transaction (whether by way of security or otherwise) ; and

(B) as of the Novation Date, all obligations of the Transferor and the Remaining Party under each Old Transaction required to be performed on or before the Novation Date have been fulfilled.

(b)        Subject to its obligations under the Swap Contract Administration Agreement, the Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under any New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4. Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5. Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6. Amendments.
No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.	(a)	Governing Law.

This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof other than New York General Obligations Laws Sections 5-1401 and 5-1402.

(b)	Jurisdiction.

The terms of Section 13(b) of the 1992 ISDA Master Agreement shall apply to this Novation Agreement with references in such Section to “this Agreement” being deemed references to this Novation Agreement alone.

8. Notices.

For the purposes of this Novation Agreement and Section 12(a) of the New Agreement, the addresses for notices or communications are as follows: (i) in the case of the Transferor, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Paul Liu, with a copy to the same address, Attention: Legal Department, or such other address as may be hereafter furnished in writing to the Transferee and the Remaining Party; (ii) in the case of The Transferee, The Bank of New York, 101 Barclay Street 8W, NY, NY 10286, Attn: Matthew Sabino Fax 212-815-3986, or such other address as may be hereafter furnished in writing to the Transferor and the Remaining Party; and (iii) in the case of the Remaining Party, as specified in the Old Confirmation and, for purposes of Sections 5 and 6 of the New Agreement, to the following address:

Address:	Lehman Brothers Special Financing Inc.
c/o Lehman Brothers Inc.
Transaction Management Division
745 Seventh Avenue
New York, NY 10019
Attention:	Documentation Manager
Tel No.	(212) 526-7187
Fax No.	(212) 526-7672

or such other address as may be hereafter furnished in writing to the Transferor and The Transferee.

9. Payments.

All payments remitted by the Remaining Party under each New Transaction shall be made by wire transfer according to the following instructions:

The Bank of New York
ABA 021000018
G/L Account 111-565
For Further Credit to TAS #540840

10. Provisions Deemed Incorporated into the New Agreement.

For the purpose of documenting the New Transaction between the Remaining Party and the Transferee, the Old Confirmation shall be amended by inserting the following provisions therein:

1) Optional Termination.

Upon the occurrence of an Optional Termination pursuant to Section 9.01 (the “Optional Termination”) of the Pooling and Servicing Agreement dated as of April 1, 2007, among CWABS Inc., as depositor, Countrywide Home Loans Inc., as a seller, Park Sienna LLC, as a seller, Park Granada LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as Trustee (the “Pooling and Servicing Agreement”):

(a) Transferee hereby assigns all of its rights and delegates all of its liabilities and obligations to Countrywide Home Loans, Inc., and Countrywide Home Loans, Inc. hereby assumes all of Transferee’s rights, liabilities, and obligations, under the New Transaction and the New Confirmation arising on or after the final Distribution Date under the Pooling and Servicing Agreement (such date, the “Optional Termination Payment Date”; such transaction and confirmation, collectively, the “Assigned Transaction”). The Assigned Transaction shall be governed by and form part of an agreement in the form of a 1992 ISDA Master Agreement between Remaining Party and Countrywide Home Loans, Inc., dated as of June 6, 1996, as amended and supplemented from time to time. Remaining Party hereby consents to the assignment and delegation by Transferee of all of its rights, liabilities, and obligations under the Assigned Transaction to Countrywide Home Loans, Inc. pursuant to this Novation Agreement;

(b) Remaining Party and Transferee hereby release one another from all liabilities and obligations owed under and in respect of the Assigned Transaction, and Transferee hereby terminates its rights under and in respect of the Assigned Transaction;

(c) Countrywide Home Loans, Inc. and Remaining Party hereby agree that the New Confirmation shall be amended as follows:

(1) the definition of Notional Amount in the New Confirmation shall be deleted in its entirety and replaced with the following:

“With respect to each remaining Calculation Period, the amount set forth for such period in Appendix A attached hereto multiplied by a factor, determined at the time of the Optional Termination, equal to the quotient of (i) the Notional Amount immediately prior to the Optional Termination Payment Date (which, for the avoidance of doubt, was an amount equal to the lesser of (a) the amount set forth for such Calculation Period in Appendix A attached hereto and (b) the aggregate Certificate Principal Balance of the Referenced Assets immediately prior to the Optional Termination Payment Date) divided by (ii) the amount set forth for such Calculation Period in Appendix A attached hereto.”; and

(d) Remaining Party hereby agrees that Countrywide Home Loans, Inc. may do one of the following with the Assigned Transaction:

(i) retain such Assigned Transaction;

(ii) further assign all of its rights and delegate all of its liabilities and obligations under the Assigned Transaction to a third party, such assignment and delegation to be effective upon the receipt of written consent thereto from Remaining Party (in its sole and absolute discretion); or

(iii) terminate the Assigned Transaction by giving three Business Days’ prior written notice to Remaining Party (the “Optional Termination Date”). On such Optional Termination Date, if any, a termination payment (if any) shall be payable by Countrywide Home Loans, Inc. or Remaining Party, as applicable, as determined by the Calculation Agent by the application of Section 6(e)(ii) of the Agreement, with Market Quotation and Second Method being the applicable method for determining the termination payment. The exercise of the right to terminate under this provision shall not be an Event of Default under any of the other Transactions that are part of the Old Agreement or the New Agreement. For purposes of the Optional Termination Date, Countrywide Home Loans, Inc. shall be the sole Affected Party.

If Countrywide Home Loans, Inc. exercises its right to retain the Assigned Transaction pursuant to Section 10(d)(i) of this Novation Agreement, then Lehman Brothers Special Financing Inc. has the right to assign all of its rights and delegate all of its liabilities and obligations under the Assigned Transaction to a subsidiary of Lehman Brothers Special Financing Inc.

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

Lehman Brothers Special Financing Inc.		Countrywide Home Loans, Inc.

By:		By:
Name:		Name:
Title:		Title:
Date:	April 27, 2007	Date:	April 27, 2007

The Bank of New York, not in its individual capacity, but solely as Swap Contract Administrator for CWABS Asset-Backed Certificates Trust 2007-BC2, Asset-Backed Certificates, Series 2007-BC2

By:
Name:
Title:
Date:	April 27, 2007

EXHIBIT I

Old Confirmation
Risk ID: 1503413L / Effort ID: N1346418 / Global Deal ID: 3020923